Exhibit 99.1

                                              For More Information
                                              Mark Severson, CFO, 336.626.8351


                            [LOGO] FNB UNITED CORP.
_________________________________________________________________________
               FNB United Corp. P.O. Box 1328, Asheboro, NC 27204
               150 South Fayetteville Street, Asheboro, NC 27203


                   Huntley resigns from FNB United Corp. Board

         October 22, 2007 - Asheboro, NC - FNB United Corp. (NASDAQ:FNBN), the holding company for CommunityONE Bank, N.A., today announced the resignation of Robert P. "Pete" Huntley from the Boards of Directors of FNB United Corp and its subsidiary, CommunityONE Bank, N.A., effective October 18, 2007.

         Huntley joined FNB United and CommunityONE Boards in May of 2006, in connection with FNB United's acquisition of Integrity Financial Corp. He was a founding director of Catawba Valley Bank and its parent Integrity Financial.

         Huntley's resignation was for personal and business reasons, and there is no disagreement with the board of either the holding company or bank.

         "I have thoroughly enjoyed serving on behalf of the shareholders. I have the utmost respect for the FNB United Board of Directors, management and staff," said Huntley.

         "Pete was a very effective director, and we respect his personal business decision," said Michael C. Miller, FNB United Chairman.

         FNB United Corp. is the central North Carolina-based bank holding company for CommunityONE Bank, N.A., and the bank's subsidiary, Dover Mortgage Company. Opened in 1907, CommunityONE (MyYesBank.com) operates 43 offices in 35 communities throughout central, southern and western North Carolina. Opened in 1986, Dover, based in Charlotte, NC, joined FNB United in 2003 and has a retail origination network in nine key growth markets across the state in addition to wholesale operations. Through these companies, FNB United offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services.



Transmitted on Business Wire on October 23 2007, at 9:30 a.m. EDT.

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